Exhibit (d)(1)

635,000,000 Shares

MICROSOFT CORPORATION

Common Stock par value $0.00000625 per share

REGISTRATION AGREEMENT

October 9, 2003

J.P. MORGAN SECURITIES INC.

277 Park Avenue

New York, NY 10172

JPMORGAN CHASE BANK

C/O J.P. MORGAN SECURITIES INC.

277 Park Avenue

New York, NY 10172

Dear Sirs and Mesdames:

1. Introductory. Microsoft Corporation (the “Company”) and JPMorgan Chase Bank, acting through J.P. Morgan Securities Inc. (together with JPMorgan Chase Bank, the “JPMorgan Parties”), as agent, have entered into a Program Agreement (the “Program Agreement”) dated October 9, 2003, relating to the transfer to JPMorgan Chase Bank or one of its affiliates of up to 635,000,000 employee stock options to purchase shares of Common Stock, par value $0.00000625 per share (the “Common Stock”) of the Company. In connection therewith, J.P. Morgan Securities Inc. may from time to time execute sales (the “Sales”) of up to 635,000,000 shares of Common Stock (the “Securities”). Certain capitalized terms are defined in Section 13. In connection with the Program Agreement and the Sales, the Company and the JPMorgan Parties agree with each other as follows:

2. Registration Statement and Prospectus. The Company has prepared and filed with the Commission in accordance with the Act, a registration statement on Form S-3 (File Number 333-108843), including a prospectus, relating to the Securities. The Company may also file with the Commission pursuant to Rule 424 under the Act a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Sales. The registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement”. The related prospectus covering the Securities, as supplemented by any such Prospectus Supplement, is hereinafter referred to as the “Prospectus”. Any reference in this Agreement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Exchange Act on or before the date of this Agreement or the date of the Prospectus, as the case may be; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any documents under the Exchange Act after the date of this Agreement, or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. The parties acknowledge that J.P. Morgan Securities Inc. proposes to offer the Securities for sale to the public as set forth in the Prospectus.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the JPMorgan Parties as of the Initial Representation Date and as of each other date during the Prospectus Delivery Period, other than any date on which the Company has previously given notice to the JPMorgan Parties pursuant to Section 5(d)(v) or (vi) or Section 5(e) and the Company has not yet given notice to the JPMorgan Parties that the event or condition described in such previous notice has been remedied, that:

(a) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) complied, or will comply, as the case may be, in all material respects with the Act and did not and will not, as of the effective date of the Registration Statement and any amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the JPMorgan Parties furnished to the Company in writing by J.P. Morgan Securities Inc. expressly for use therein.

(b) Incorporated Documents. The documents incorporated by reference or deemed to be incorporated by reference in the Prospectus when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or Exchange Act, as applicable.

(c) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(d) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except in each case as set forth or contemplated in the Registration Statement and the Prospectus, (i) there has not been any material adverse change in, or affecting the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Change”), or any development involving a prospective Material Adverse Change; (ii) there has not been any change in the capital stock or consolidated long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock that would reasonably be expected to have a Material Adverse Effect, (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, outside the ordinary course of its business that is material to the Company and its subsidiaries taken as a whole, and (iv) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, that would reasonably be expected to have a Material Adverse Effect.

(e) Organization and Good Standing. The Company and each subsidiary of the Company that is a Significant Subsidiary have been duly organized and are validly existing and, to the extent such concept is recognized in the relevant jurisdiction, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of its businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Schedule A to this Agreement sets forth the Significant Subsidiaries of the Company and the percentage ownership interest of the Company.

(f) Capitalization. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as otherwise described in the Registration Statement or the Prospectus or as contemplated by this Agreement, the Program Agreement or the Confirmation, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options (to which the Company or a subsidiary is a party) to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options (collectively “Options”) other than Options that are immaterial and not required to be disclosed in the reports filed by the Company under the Exchange Act; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary of the Company which are owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(g) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(h) This Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, except as may be limited by applicable bankruptcy, insolvency or similar laws relating to or affecting the rights and remedies of creditors or by equitable principles, and except as rights of indemnity or contribution may be limited by applicable law.

(i) No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is: (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except in the case of clauses (ii) and (iii) for such defaults or violations that would not reasonably be expected to have a Material Adverse Effect.

(j) No Conflicts. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations under this Agreement, and the Sales will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except in the case of this clause (i) for such breaches, violations, defaults, liens, charges or encumbrances which would not reasonably be expected to have a Material Adverse Effect and which would not result in any liability to the JPMorgan Parties, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for such violations which would not reasonably be expected to have a Material Adverse Effect.

(k) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of its obligations under this Agreement or the Sales, except for the registration of the Securities and/or the shares of Common Stock to be issued upon exercise of the JPMorgan Options (the “Option Shares”) under the Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state and foreign securities laws.

(l) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(m) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

(n) Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by the Transaction Agreements, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(o) Accounting Controls. To the extent required by applicable law and Commission rules and regulations, the Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than with a J.P. Morgan Party) that would give rise to a valid claim against the Company or any of its subsidiaries or any JPMorgan Party for a brokerage commission, finder’s fee or like payment in connection with the Sales.

(q) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the Sales.

(r) No Stabilization. Except as otherwise disclosed in the Registration Statement or Prospectus or as contemplated by this Agreement and the Program Agreement or as permitted by Regulation M under the Exchange Act in light of the transactions described in the Prospectus or otherwise not in violation of the Exchange Act, the Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

4. Representations, Warranties and Agreements of the JPMorgan Parties. The JP Morgan Parties represents and warrants to, and agrees with, the Company Parties as of the date hereof and as of each other date during the Prospectus Delivery Period, that:

(a) Prospectus Delivery Period. J.P.Morgan Securities Inc. shall (1) provide the Company, orally on a weekly basis, a reasonable estimate of (A) the number of shares of Common Stock it has sold as part of the Sales contemplated under this Agreement and (B) the number of shares of Common Stock it has sold to establish the initial “delta” hedge of JPMorgan Chase Bank and (2) promptly after the Prospectus Delivery Period has ended notify the Company that the Prospectus Delivery Period has ended.

(b) No Stabilization. Except as otherwise disclosed in the Registration Statement or Prospectus or as contemplated by this Agreement and the Program Agreement or as permitted by Regulation M under the Exchange Act in light of the transactions described in the Prospectus or otherwise not in violation of the Exchange Act, the JPMorgan Parties have not taken, and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

5. Certain Agreements of the Company. The Company agrees with the JPMorgan Parties that:

(a) Filing of Prospectus. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) under the Act and file within the applicable time periods specified by the rules under the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and through the Prospectus Delivery Period; and the Company will furnish copies of the Prospectus to J.P. Morgan Securities Inc. in New York City prior to 10:00 A.M., New York City time, on the Business Day next succeeding the date of such Prospectus in such quantities as it may reasonably request.

(b) Delivery of Copies. The Company will deliver to J.P. Morgan Securities Inc., without charge, (i) a copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; (ii) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto as J.P. Morgan Securities Inc. may reasonably request).

(c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the JPMorgan Parties and counsel for the JPMorgan Parties a copy of the proposed amendment or supplement for review a reasonable time prior to filing any such amendment or supplement.

(d) Notice to the JPMorgan Parties. The Company will advise the JPMorgan Parties promptly, and confirm such advice in writing (provided that in the case of clauses (i)-(iii) below, the Company need only confirm such advice in writing if so requested by the JPMorgan Parties): (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus or the initiation or threatening of any proceeding for that purpose; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the JPMorgan Parties thereof and forthwith prepare and, subject to paragraph (c) above, as promptly as practicable (but in no event later than two Business Days during the Averaging Period) following the date such event occurs or the first date such condition exists, as applicable, file with the Commission and furnish to the JPMorgan Parties and to such dealers as the JPMorgan Parties may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as J.P. Morgan Securities Inc. shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the JPMorgan Parties as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(i) Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation: (i) the costs incident to the preparation and filing under the Act of the Registration Statement, the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof to the parties hereto for their internal use and their respective advisors; (ii) the fees and expenses of the Company’s counsel and independent accountants; and (iii) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the JPMorgan Parties may designate and the preparation of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the JPMorgan Parties (not to exceed $5,000).

(j) Double Print Fees. (i) On the Business Day immediately prior to the Closing Date or, if the Program Agreement is terminated prior to closing of the Program Agreement, on the date of such termination, JPMorgan Chase Bank shall determine, in good faith, in consultation with the Company, the Double Print Amount and notify the Company of such amount in the manner set forth in Section 9. JPMorgan Chase Bank shall, not later than the third Business Day following a receipt of a written request by the Company, provide the Company with a written explanation of the basis for any calculation made hereunder.

(ii) On the Closing Date or, if the Program Agreement is terminated prior to the Closing, the second Business Day immediately following the date of such termination, the Company shall pay the Double Print Amount to the JPMorgan Chase Bank by wire transfer of immediately available funds to an account designated by the JPMorgan Chase Bank.

6. Additional Covenants of the Company. The Company agrees that:

(a) As promptly as practicable, but in no event later than the Business Day following the date the Company issues its earnings release for the three months period ended September 30, 2003 (the “Initial Representation Date”) and on the Business Day following any other date the Company issues its earnings release during the Prospectus Delivery Period, the Company shall file a Form 8-K under the Exchange Act relating to the results of operations announced in such earnings release. On each of the Initial Representation Date and any other date on which the Registration Statement or Prospectus is amended or supplemented or deemed to be amended or supplemented (each, an “Amendment Date”), the Company agrees to cause Deloitte & Touche LLP to deliver to the JPMorgan Parties a letter, dated such date, in form and substance reasonably satisfactory to the JPMorgan Parties, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided, that the letter delivered on each such date shall use a “cut-off” date no more than three Business Days prior to such date; provided further that in the case of the Initial Representation Date and any Amendment Date resulting from the issuance of an earnings release, such comfort letter shall be delivered no later than the second Business Day following the date of the release. Notwithstanding the foregoing, no such letter need be delivered on any Amendment Date unless on such Amendment Date the Registration Statement or Prospectus is amended or supplemented, or deemed amended or supplemented, to include new or revised financial information.

(b) On the Initial Representation Date, the Company shall cause to be delivered to the JPMorgan Parties an opinion of Preston Gates & Ellis LLP, counsel to the Company, in form and substance reasonably satisfactory to the JPMorgan Parties, to the effect set forth in Annex A; and on each Amendment Date, the Company shall cause to be delivered to the JPMorgan Parties an opinion of Preston Gates & Ellis LLP, counsel to the Company, dated the date of such Amendment Date, in form and substance reasonably satisfactory to the JPMorgan Parties, to the effect set forth in Annex B.

(c) On the Initial Representation Date, the Company shall cause to be delivered to the JPMorgan Parties an opinion of the Company’s Deputy General Counsel, Finance and Operations, in form and substance reasonably satisfactory to the JPMorgan Parties, to the effect set forth in Annex C; and on each Amendment Date the Company shall cause to be delivered to the JPMorgan Parties an opinion of the Company’s Deputy General Counsel, Finance and Operations, dated the date of such Amendment Date, in form and substance reasonably satisfactory to the JPMorgan Parties, to the effect set forth in Annex D.

(d) Upon reasonable request by any JPMorgan Party on any Trading Day during the Averaging Period, Preston Gates & Ellis LLP and the Company’s Deputy General Counsel, Finance and Operations, shall provide a bring-down letter in the form of Annex E as promptly as reasonably practicable.

(e) On the Initial Representation Date and each Amendment Date the Company shall furnish the JPMorgan Parties a certificate, dated such date, of any two of the following officers of the Company: the Chief Financial Officer, the Vice President and Corporate Controller or the Vice President and Treasurer, in which such officers shall state, to the best of their knowledge after reasonable investigation, that: the representations and warranties of the Company in this Agreement are true and correct as of and as if made on such date; the Company has complied in all material respects with all agreements on its part to be performed hereunder at or prior to such date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Change, or any development involving a prospective Material Adverse Change.

(f) The Company agrees to cause the chief financial officer or chief accounting officer, or, with the agreement of the JPMorgan Parties, his designee and either the general counsel or a senior counsel of the Company (and if reasonably requested by the JPMorgan Parties, outside counsel to the Company) to participate in bi-weekly telephonic due diligence sessions with representatives of the JPMorgan Parties and their counsel during the Prospectus Delivery Period. Such telephonic due diligence sessions shall be arranged by the JPMorgan Parties at such times, after market close in New York City, that are mutually convenient to the parties to this Agreement.

(g) The Company shall furnish to the JPMorgan Parties on and as of the Initial Representation Date satisfactory evidence of the corporate existence and, to the extent such concept is recognized in the relevant jurisdiction, good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(h) On or prior to the Initial Representation Date and each Amendment Date, the Company shall have furnished to the JPMorgan Parties such further certificates and documents as the JPMorgan Parties may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the JPMorgan Parties.

7. Indemnification and Contribution.

(a) Indemnification of the JPMorgan Parties. The Company agrees to indemnify and hold harmless each JPMorgan Party, its affiliates, directors and officers and each person, if any, who controls such JPMorgan Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission (1) contained in a Prospectus that was sent or given by or on behalf of such JPMorgan Party in connection with a sale occurring subsequent to the date on which the JPMorgan Parties have received written notice pursuant to Section 5(d)(v) or Section 5(e) and prior to the JPMorgan Parties having received notice that the event or condition described in such previous notice has been remedied or (2) made in reliance upon and in conformity with any information relating to any JPMorgan Party furnished to the Company in writing by such JPMorgan Party expressly for use therein, it being understood and agreed that the only such information furnished by any JPMorgan Party consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each JPMorgan Party agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such JPMorgan Party furnished to the Company in writing by such JPMorgan Party expressly for use in the Registration Statement and the Prospectus or any amendment or supplement thereto.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any JPMorgan Party, its affiliates, directors and officers and any control persons of such JPMorgan Party shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the JPMorgan Parties on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the JPMorgan Parties on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the JPMorgan Party on the other shall be deemed to be in the same respective proportions as the Double Print Amount plus the Make-Up Amount to be received by J.P. Morgan Securities Inc. under the Program Agreement bears to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the JPMorgan Parties on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the JPMorgan Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the JPMorgan Parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by prorata allocation (even if the JPMorgan Parties were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a JPMorgan Party be required to contribute any amount in excess of the amount by which the Double Print Amount plus the Make-Up Amount, if any, received by such JPMorgan Party exceeds the amount of any damages that such JPMorgan Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The JPMorgan Parties’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the JPMorgan Parties set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any JPMorgan Party the Company or any of their respective representatives, officers or directors or any controlling person.

9. Notices. All communications hereunder will be in writing and, if sent to the JPMorgan Parties, will be mailed, delivered or telegraphed and confirmed to or care of J.P. Morgan Securities Inc., 277 Park Avenue, New York, NY 10172, Attention: Equity Syndicate Desk, and to J.P. Morgan Securities Inc., 277 Park Avenue, New York, NY 10172, Attention: Equity Derivatives Group, Corporate Marketing, Attention: Steve L. Roti, with a copy to Davis Polk & Wardwell, 450 Lexington Ave, New York, NY 10017, Attention: Richard J. Sandler, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399, Attention: Deputy General Counsel, Finance and Operations, with a copy to Preston Gates & Ellis LLP, 925 Fourth Avenue, Suite 2900, Seattle, Washington 98104, Attention: Richard B. Dodd; with a copy to Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399, Attention: Treasurer.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

12. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by said laws, without regard to conflict of laws principles. Each of the parties hereto agree (i) that this Agreement involves at least $100,000 and (ii) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del.C. §2708. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in a federal court located in the State of Delaware or a Delaware state court. Each of the parties hereby consents to exclusive personal jurisdiction in any such action, suit or proceeding brought in any such state or federal court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Each party agrees that service of process on such party as provided in Section 9 shall be deemed effective service of process on such party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

13. Definitions. The following terms have the following meanings:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Agreement” means this Registration Agreement.

“Amendment Date” has the meaning specified in Section 6(a) of this Agreement.

“Averaging Period” has the meaning set forth in the Program Agreement.

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business in U.S. Dollars in New York City.

“Closing” has the meaning set forth in the Program Agreement.

“Closing Date” has the meaning set forth in the means the Program Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning specified in Section 1 of this Agreement.

“Company” has the meaning specified in Section 1 of this Agreement.

“Confirmation” means the confirmation to be executed by the parties pursuant to the Program Agreement setting forth the terms and conditions of Participating Options as amended and restated as of the Closing of the Stock Option Transfer Program.

“Double Print Amount” means an amount in cash equal to either (i) if the Stock Option Transfer Program is terminated prior to the end of the Election Period, the product of (1) $0.02 and (2) the actual number of Securities sold pursuant to the Registration Statement; or (ii) if the Stock Option Transfer Program is terminated after the end of the Election Period, the product of (1) $0.02 and (2) the lesser of (A) the actual number of Securities sold pursuant to the Registration Statement and (B) the aggregate number of Participating Options, or (iii) in any other event, the product of (1) $0.02 and (2) the aggregate number of Participating Options;

“Election Period” means the period beginning with the commencement of the Stock Option Transfer Program and ending at the Expiration Time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Indemnified Person” has the meaning specified in Section 7(c) of this Agreement.

“Indemnifying Person” has the meaning specified in Section 7(c) of this Agreement.

“Initial Representation Date” has the meaning specified in Section 6(a) of this Agreement.

“JPMorgan Options” means the Participating Options, as amended and restated pursuant to the Program Agreement and evidenced by the Confirmation.

“JPMorgan Parties” has the meaning specified in Section 1 of this Agreement.

“Make-Up Amount” has the meaning set forth in the Program Agreement.

“Material Adverse Change” has the meaning specified in Section 3(d) of this Agreement.

“Material Adverse Effect” has the meaning specified in Section 3(e) of this Agreement.

“Participating Options” has the meaning set forth in the Program Agreement.

“Program Agreement” has the meaning specified in Section 1 of this Agreement.

“Prospectus” has the meaning specified in Section 2 of this Agreement.

“Prospectus Delivery Period” means the period of time beginning at 9:00 a.m., New York City time, on October 27, 2003 and ending at the date on which J.P. Morgan Securities Inc. has delivered a Prospectus in connection with the sale of shares of Common Stock equal to the total number of Participating Options.

“Prospectus Supplement” has the meaning specified in Section 2 of this Agreement.

“Registration Statement” has the meaning specified in Section 2 of this Agreement.

“Sales” has the meaning specified in Section 1 of this Agreement.

“Significant Subsidiary” means a “significant subsidiary” as defined in Section 1-02 of Regulation S-X.

“Stock Option Transfer Program” has the meaning set forth in the Program Agreement.

“Trading Day” has the meaning set forth in the Program Agreement.

If the foregoing is in accordance with the JPMorgan Parties’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the JPMorgan Parties in accordance with its terms.

Very truly yours,

MICROSOFT CORPORATION

By:	/s/ BRENT CALLINICOS
Name: Brent Callinicos
Title: Corporate Vice President & Treasurer

The foregoing Registration Agreement is hereby confirmed and accepted as of the date first above written.

JPMORGAN SECURITIES INC.

By:	/s/ STEPHEN L. ROTI
Name: Stephen L. Roti
Title: Vice President

JP MORGAN CHASE BANK,
By: J.P. Morgan Securities Inc., as Agent

By:	/s/ STEPHEN L. ROTI
Name: Stephen L. Roti
Title: Vice President

ANNEX A

FORM OF THE OPINION OF OUTSIDE COUNSEL TO THE COMPANY

The opinion of outside counsel to the Company to be delivered pursuant to Section 6(b) of the Registration Agreement shall be to the effect that:

(1) The Registration Statement was declared effective by the Commission under the Act as of the date and time specified in such opinion; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

(2) The Registration Statement and Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act.

(3) Each document incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), at the time they were filed with the Commission, complied as to form in all material respects to the requirements of the Exchange Act.

(4) The Company has been duly organized and is validly existing under the laws of the State of Washington and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(5) The Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(6) The Company has full right, power and authority to execute and deliver the Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Agreement and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(7) The Agreement has been duly authorized, executed and delivered by the Company.

(8) The execution, delivery and performance by the Company of its obligations under this Agreement and the Sales will not (i) result in any violation of the provisions of the charter or by-laws of the Company or (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is an exhibit to the Company’s Annual Report on Form 10-K for the year ended June 30, 2003.

(9) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of its obligations under the Agreement or the Sales, except for the registration of the Securities and/or the Option Shares under the Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws.

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(10) The statements in the Prospectus under the headings, “Description of Capital Stock” in the Prospectus and in the Registration Statement in Item 15, to the extent that they constitute summaries of the terms of capital stock, matters of law or legal conclusions, fairly summarize the matters described therein in all material respects.

(11) The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

Such counsel shall also state that they have participated in conferences with representatives of the Company, with representatives of its independent accountants and counsel and with representatives of the JPMorgan Parties and their counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto (except as expressly provided in paragraph 10 above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and the Initial Representation Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information or statistical data contained therein, as to which such counsel need express no belief).

The opinion of counsel described above shall be rendered to the JPMorgan Parties at the request of the Company and shall so state therein.

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ANNEX B

FORM OF OPINION OF OUTSIDE COUNSEL TO THE COMPANY

The opinion of Preston Gates & Ellis LLP, counsel to the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Registration Agreement, to which this is an Exhibit), to be delivered pursuant to Section 6(b) of the Registration Agreement shall be to the effect that:

(1) Each document incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), at the time they were filed with the Commission, complied as to form in all material respects to the requirements of the Exchange Act.

(2) [If applicable] The statements in the Prospectus incorporated by reference from the Company’s Current Report on Form 8-K, to the extent that they constitute summaries of the terms of stock, matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

Such counsel shall also state that they have participated in conferences with representatives of the Company, with representatives of its independent accountants and counsel and with representatives of the JPMorgan Parties and their counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto [(except as expressly provided in paragraph 2 above) - if applicable], nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and such Amendment Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information or statistical data contained therein, as to which such counsel need express no belief).

The opinion of Preston Gates & Ellis LLP described above shall be rendered to the JPMorgan Parties at the request of the Company and shall so state therein.

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ANNEX C

FORM OPINION OF THE COMPANY’S IN-HOUSE COUNSEL

The opinion of the Company’s Deputy General Counsel, Finance and Operations (capitalized terms not otherwise defined herein shall have the meanings provided in the Registration Agreement, to which this is an Exhibit), to be delivered pursuant to Section 6(c) of the Registration Agreement shall be to the effect that:

(1) The execution, delivery and performance by the Company of its obligations under this Agreement will not to the knowledge of such counsel, result in the violation of any law or statute or any judgment, order, rule or regulation (other than applicable federal or state securities laws or similar foreign laws) of any court or arbitrator or governmental or regulatory authority except for such violations that would not reasonably be expected to have a Material Adverse Effect.

(2) The statements in the Prospectus incorporated by reference from Item 3 of Part I of the Company’s Annual Report on Form 10-K for the year ended June 30, 2003, to the extent that they constitute summaries of matters of law or regulation or legal conclusions, or description of legal proceedings fairly summarize the matters described therein in all material respects.

Such counsel shall also state that they have participated in conferences with representatives of the Company, with representatives of its independent accountants and counsel and with representatives of the JPMorgan Parties and their counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto (except as expressly provided in paragraph 2 above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and the Initial Representation Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information or statistical data contained therein, as to which such counsel need express no belief).

The opinion of the Company’s Deputy General Counsel, Finance and Operations described above shall be rendered to the JPMorgan Parties at the request of the Company and shall so state therein.

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ANNEX D

FORM OPINION OF THE COMPANY’S IN-HOUSE COUNSEL

The opinion of the Company’s Deputy General Counsel, Finance and Operations (capitalized terms not otherwise defined herein shall have the meanings provided in the Registration Agreement, to which this is an Exhibit), to be delivered pursuant to Section 6(c) of the Registration Agreement shall be to the effect that:

(1) [If applicable] The statements in the Prospectus incorporated by reference from the Company’s Current Report on Form 8-K, to the extent that they constitute summaries of the terms of stock, matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

Such counsel has participated in conferences with representatives of the Company, with representatives of its independent accountants and counsel and with representatives of the JPMorgan Parties and their counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto [(except as expressly provided in paragraph 1 above) – if applicable], nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and such Amendment Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information or statistical data contained therein, as to which such counsel need express no belief).

The opinion of the Company’s Deputy General Counsel, Finance and Operations described above shall be rendered to the JPMorgan Parties at the request of the Company and shall so state therein.

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ANNEX E

FORM OF BRING DOWN LETTER OF [IN HOUSE COUNSEL] [OUTSIDE COUNSEL]

TO THE COMPANY

The bring down letter of [Preston Gates and Ellis LLP] [the Company’s Deputy General Counsel, Finance and Operations] (capitalized terms not otherwise defined herein shall have the meanings provided in the Registration Agreement, to which this is an Exhibit), to be delivered pursuant to Section 6(e) of the Registration Agreement shall be to the effect that:

Such counsel shall state that such counsel has participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel and with representatives of the JPMorgan Parties and their counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto, nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information or statistical data contained therein, as to which such counsel need express no belief).

The bring down letter of counsel described above shall be rendered to the JPMorgan Parties at the request of the Company and shall so state therein.

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